Exhibit 99.1

TIMCO AVIATION SERVICES, INC. ANNOUNCES INTENT TO MAKE RIGHTS OFFERING

Greensboro, North Carolina, June 20, 2005 — TIMCO Aviation Services, Inc. (OTCBB:TMAS) today announced that it intends to make a rights offering to its stockholders and to effect a reverse split of its outstanding common stock.

The Company announced that as of a record date to be established in the near future, the Company will issue to each of its stockholders the right to purchase one and one-quarter (1 1/4) new shares of its post-reverse split common stock for each post-reverse split share of common stock owned by such stockholder as of the record date. The price of the shares to be sold in the rights offering is expected to be $4.80 per share (equating to $0.12 per pre-reverse split share). As of June 16, 2005, the closing price of the common stock as reported on the Bulletin Board maintained by the NASD was $0.17 per share.

Additionally, the Company announced that simultaneous with the closing of the rights offering the Company intends to effect a one-new-share-for-40-old shares reverse stock split of its issued and outstanding common stock.

The Company also announced that it has agreed to allow its principal stockholder, Lacy J. Harber, the right to use amounts due to him from the Company under a promissory note as consideration, on a dollar-for-dollar basis, towards his purchase of shares in the rights offering. As previously reported, the Company has borrowed an aggregate of $14.4 million from Mr. Harber. These borrowings are represented by a promissory note (the “LJH Note”) which is currently due on January 31, 2008 and which bears interest at the rate of 18% per annum, 6% of which is payable in cash (or, at the Company’s election, in kind) and 12% of which is payable in kind (“PIK”). As of March 31, 2005, amounts due under the LJH Note, including PIK interest previously paid and accrued but unpaid interest, was $15.9 million. Mr. Harber has agreed to exercise his subscription rights in the rights offering to the full extent of amounts due under the LJH Note. He will also have the right, but not the obligation, to purchase additional shares in the rights offering for cash, up to the full amount of his rights.

Finally, the Company announced that in connection with the rights offering, holders of the Company’s outstanding 8% senior subordinated convertible PIK notes due December 31, 2006 (“Senior Notes”) and its junior subordinated convertible PIK notes due January 2, 2007 (“Junior Notes”), will be given an opportunity to convert their Senior Notes and Junior Notes into the number of shares of common stock that the Senior Notes and Junior Notes will convert into at maturity. Holders of Senior Notes and Junior Notes who agree to an early conversion of their notes on these terms will be permitted to participate in the rights offering in the same manner as other Company stockholders.

The Company reserves the right to cancel the rights offering at any time prior to the expiration of the rights offering for any reason. There can be no assurance that the rights offering will be completed.

A registration statement with respect to the rights offering has not yet become effective, and this press release is not an offer or solicitation with respect to the rights offering and the transactions

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contemplated in connection with the rights offering. Such offer can only be made pursuant to an effective registration statement. The Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission with respect to a meeting of its stockholders to be called in the near future to approve the transactions relating to the rights offering. It also expects to file a registration statement with respect to the rights offering in the near future. The proxy statement and registration statement will be made available to the Company’s stockholders at no expense to them. Such documents will also be available at no charge at the SEC’s website at www.sec.gov. The proxy statement and the registration statement will contain important information that should be read carefully before any decision is made with respect to the offer.

TIMCO Aviation Services, Inc. is among the world’s largest providers of aviation maintenance, repair and overhaul (MR&O) services for major commercial airlines, regional air carriers, aircraft leasing companies, government and military units and air cargo carriers. The Company currently operates four MR&O businesses: Triad International Maintenance Corporation (known as TIMCO), which, with its four active locations (Greensboro, NC; Macon, GA; Lake City, FL and Goodyear, AZ), is one of the largest independent providers of heavy aircraft maintenance services in the world and also provides aircraft storage and line maintenance services; Brice Manufacturing and Aircraft Interior Design, which specialize in the manufacture and sale of new aircraft seats and aftermarket parts and in the refurbishment of aircraft interior components; TIMCO Engineered Systems, which provides engineering services both to our MR&O operations and our customers; and TIMCO Engine Center, which refurbishes JT8D engines and performs on-wing repairs for both JT8D and CFM-56 series engines. Visit TIMCO online at www.timco.aero.

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. A number of factors, including satisfaction of the conditions to completion of the rights offering contained in the proxy statement and the registration statement and those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, could adversely affect the Company’s ability to obtain these results. Copies of the Company’s filings with the U.S. Securities and Exchange Commission are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

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